Exhibit 5

[LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]

July 28, 2003

Edwards Lifesciences Corporation
One Edwards Way
Irvine, California 92614

    Re:
    3.875% Convertible Senior Debentures due 2033

Ladies and Gentlemen:

        We have acted as special counsel to Edwards Lifesciences Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") on or about the date hereof for the purpose of registering $150,000,000 aggregate principal amount of the Company's 3.875% Convertible Senior Debentures due 2033 (the "Securities") and the shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable upon conversion of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). The Securities were sold pursuant to a Purchase Agreement dated May 6, 2003 (the "Purchase Agreement") between the Company and J.P. Morgan Securities Inc., as representative of the several initial purchasers (the "Initial Purchasers") named in Schedule I thereto. The Securities were issued under an Indenture dated as of May 9, 2003 (the "Indenture") between the Company and JPMorgan Chase Bank, as trustee (the "Trustee").

        As special counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission or which we obtained from the Commission's Electronic Data Gathering, Analysis and Retrieval System or other sites on the internet, and the authenticity of the originals of such latter documents. As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied without independent investigation upon certificates and oral or written statements and representations of public officials, officers and other representatives of the Company and others.

        Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          (i)    Assuming that the Securities have been duly authorized by the Company, executed by a duly authorized officer of the Company, authenticated by the Trustee, issued and delivered, all in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the provisions of the Purchase Agreement, the Securities are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (ii)   Assuming that the shares of Common Stock initially issuable upon conversion of the Securities have been duly authorized by the Company and reserved by the Company for issuance upon such conversion, such shares of Common Stock, when duly issued upon such conversion in accordance with the terms of the Indenture at conversion prices at or in excess of the par value of the Common Stock at the time, will be validly issued, fully paid and non-assessable.

        The foregoing opinions are subject to the following qualifications, exceptions, assumptions and limitations:

        A.    The foregoing opinion is limited to matters arising under the Delaware General Corporation Law, the laws of the State of New York and the federal laws of the United States of America. We express no opinion as to the laws, rules or regulations of any other jurisdiction or, in the case of Delaware, any other Delaware laws, rules or regulations, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or in each case as to any matters arising thereunder or relating thereto.

        B.    We have assumed, to the extent relevant to the opinions set forth herein, that the Company has been duly organized and was at all relevant times, is and at all relevant times will be validly existing and in good standing under the laws of the State of Delaware, and that the Company had at all relevant times, has and at relevant times will have full right, power and authority to execute, deliver and perform its obligations under the Securities and the Indenture and to issue the Common Stock issuable upon conversion of the Securities. With respect to any instrument or agreement (each, an "Instrument") executed by any party other than the Company (each, an "Other Party") we have assumed, to the extent relevant to the opinions set forth herein, that (i) each such Other Party (if not a natural person) has been duly organized and was at all relevant times, is and at all relevant times will be validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) each such Other Party had at all relevant times, has and at all relevant times will have full right, power and authority to execute, deliver and perform its obligations under each Instrument to which it is a party and (iii) each Instrument has been duly authorized (in the case of any party thereto that is not a natural person), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each Other Party that is a party thereto.

        C.    We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative or in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) regarding waiver of usury, stay, extension or similar laws; (iv) requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable; or (v) requiring the Company to take further action or to enter into further agreements or instruments or to provide further assurances.

        D.    Our opinion set forth in paragraph (i) above is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

        The opinions expressed herein are expressed as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

        This letter is rendered solely to and solely for the benefit of the Company in connection with the filing of the Registration Statement with the Commission, and this letter may not be quoted or otherwise delivered to or relied upon by, nor may copies of this letter be delivered to, any other person (including, without limitation, any person who now owns or hereafter acquires any Securities or shares of Common Stock issued or issuable upon conversion of Securities), nor may this letter be used or relied upon by the Company for any other purpose, without our prior written consent.

        We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent and by the use of our name under the caption "Legal matters" in the Registration Statement, however, we do not admit that we come within the category of person whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.

                      Very truly yours,

                      /s/ Sidley Austin Brown & Wood LLP